Exhibit 10.1

TELEMEDICINE SERVICES AGREEMENT

This Telemedicine Agreement (the “Agreement”) dated August 15, 2021 (the “Effective Date”), is by and between ZipDoctor, Inc., a Texas corporation (“ZipDoctor”), a wholly-owned subsidiary of American International Holdings Corp., a Nevada corporation, and Murphy RX, LLC, a Texas limited liability company, (“Murphy”), collectively the “Parties” and each a “Party”.

1. Definitions. The defined terms in the introductory paragraph, the defined terms set forth below, and the defined terms in the remainder of this Agreement each has the meaning so given to it whenever used throughout this Agreement.

(a) “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

(b) “Losses” means all loss, Liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees).

(c) “Members” shall mean customers of ZipDoctor’s ZipDoctor Services.

(d) “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(e) “Providers” mean licensed physicians who have contracted with, and who are made available for Telemedicine Services through ZipDoctor.

(f) “Telemedicine Services” means acute virtual physician visits and optionally, mental health therapy, delivered virtually.

(g) “ZipDoctor Services” means the provision by ZipDoctor of Telemedicine Services through the ZipDoctor Website, pursuant to and subject to the Terms and Conditions set forth on Exhibit A.

(h) “ZipDoctor Website” means a website and the related platform which facilitates the provision of ZipDoctor Services.

2. Scope of Agreement. The Parties are entering into this Agreement to set forth the framework pursuant to which ZipDoctor will a) develop and provide Murphy with access to a centralized technology platform to collect and manage patient demographics, insurance information, and acute health information for the purpose of being reviewed for recommended treatment by ZipDoctor’s network of Providers (the “Technology Platform”), and b) provide these patients with access to ZipDoctor Services available through the ZipDoctor Website with all Telemedicine Services being provided by ZipDoctor and its Providers; and for Murphy to pay ZipDoctor the fees for the use of the Technology Platform and provision of such Telemedicine Services as described herein.

3. Support Period. ZipDoctor agrees to provide continued support for the ZipDoctor Website during the Term of this Agreement (the “Support Period”). The Support Period shall apply to any bugs or issues relating to the features specified in Exhibit A and any updates required so that the ZipDoctor Website will continue to be fully-functional in all modern internet browsers and on all mobile devices and not to create new functionality for the ZipDoctor Website. This support will be provided to ZipDoctor at no additional cost.

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4. Responsibilities of ZipDoctor.

4.1. Provision of Scope of Features. ZipDoctor shall provide the Scope of Agreement to Murphy throughout the Term.

4.2. Sole Responsibility for All Medical and Professional Matters. All medical and medically based professional matters relating to the “practice of medicine” shall be the sole responsibility of ZipDoctor and ZipDoctor’s Providers. ZipDoctor expressly represents that services performed via the ZipDoctor Services shall be conducted solely by licensed and credentialed Providers that have contracted with ZipDoctor.

4.3. Providers. ZipDoctor shall retain, and compensate, all Providers who independently practice medicine. With respect to physicians, ZipDoctor shall only contract with licensed physicians meeting applicable credentialing guidelines required by the various states in which such physicians operate, and that meet the standards typically required of contracted extended care facilities. ZipDoctor shall be responsible for the payment of wages, compensation, payroll taxes, employee benefits, and all other taxes and charges now or hereafter applicable to Providers.

4.4. Compliance with Law. ZipDoctor shall require in its contractual relationships with all of its Providers that they comply with all laws, regulations, and ethical and professional standards applicable to the practice of telemedicine, including, but not limited to state-specific telemedicine licenses. Physicians providing medical services shall at all times be licensed to practice medicine in the states where ZipDoctor offers services, including, but not limited to the ZipDoctor Services.

4.5. Availability. Providers shall be available to provide Telemedicine Services to Members in a courteous and prompt fashion, be available and accessible to Members, provide Members with full and meaningful information, and render Telemedicine Services in a manner that assures continuity of care.

4.6. Patient Referrals. The parties agree that the benefits to Murphy hereunder do not require, are not payment for, and are not in any way contingent upon, referral or any other arrangements for the provision of any item or service offered by ZipDoctor or any affiliate of ZipDoctor to any Provider, designated health care service provider or facility. At all times, the Parties represent their intent to adhere to all Federal and State laws and regulations regarding patient referrals.

5. Fees, Member Charges & Billing. It is agreed that Murphy shall be responsible for the payment to ZipDoctor of the following fees during the Term:

5.1. Fees. For all services agreed to be provided hereunder and for all representations, warranties and requirements hereunder, Murphy agrees to pay ZipDoctor the fees and amounts set forth on Exhibit B (collectively, the “Fees”).

5.2. ZipDoctor shall be allowed to terminate the service to a particular Member for non-compliance with any applicable rules, regulations or agreements regarding the use of the site or with applicable laws or regulations, or to exercise other remedies allowed at law or in equity. ZipDoctor will notify Murphy of any such instance including the name of Member and reason for termination.

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ZipDoctor shall be solely responsible for paying all Providers and Murphy shall have no liability for the payment to, or actions of, any Providers.

6. Assignment. Neither Party may assign any of its rights hereunder without the prior written consent of the other Party.

7. Confidentiality, Non-Disclosure, and Non-Compete.

7.1. Confidentiality. During the Term of this Agreement, and for a period of two years after the termination of this Agreement, except as contemplated herein, Murphy shall not permit third parties to have access to any ZipDoctor confidential or proprietary information, including ZipDoctor Materials, without first obtaining ZipDoctor’s written authorization and ZipDoctor shall not permit third parties to have access to any of Murphy’s confidential or proprietary information, including Murphy Materials, without first obtaining Murphy’s written authorization.

7.2. In the event that either Party has access to, or obtains in any way, confidential and proprietary information that relates to the other Party’s business, including, without limitation, information relating to clients and customers, sales, subscribers, subscriber usage of websites, and all other non-public business, technical, marketing, or intellectual property information relating to each Party’s business (“Confidential Information”), the Parties agree to preserve and protect all Confidential Information and not disclose any Confidential Information to any third party person or entity without the prior written consent of the other Party, both during the term of this Agreement and subsequent to the termination of this Agreement; provided however, that any Party hereto may disclose to any other party any information already publicly known, discovered or created independent of any involvement with the other Party or otherwise learned through legitimate means other than from such Party. Both Parties shall take such actions as may be necessary to ensure that its employees and agents are bound by, and comply with, all the provisions of this Section. Both Parties shall be fully responsible for all damages stemming from a breach of this duty.

8. Indemnification.

8.1. Indemnification by Murphy. Subject to the provisions of this Section 16, Murphy agrees to indemnify, defend and hold ZipDoctor and its affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified Persons are collectively hereinafter referred to as “ZipDoctor Indemnified Persons”), harmless from and against any and all Losses that any ZipDoctor Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Murphy under this Agreement; (b) any inaccuracy of any representation of Murphy in this Agreement; (c) the breach of any representation, warranty or covenant of Murphy in this Agreement; and (d) any gross negligence or willful misconduct of Murphy or its employees. “Losses” as used in this Section 16 are not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party Claims. Payment is not a condition precedent to recovery of indemnification for Losses.

8.2. Indemnification by ZipDoctor. Subject to the provisions of this Section 16, ZipDoctor agrees to indemnify, defend and hold Murphy and its affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns (such indemnified Persons are collectively hereinafter referred to as “Murphy Indemnified Persons” and together with the ZipDoctor Indemnified Persons, the “Indemnified Persons”), harmless from and against any and all Losses that any Murphy Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of ZipDoctor under this Agreement; (b) any inaccuracy of any representation of ZipDoctor in this Agreement; (c) the breach of any representation, warranty or covenant of ZipDoctor in this Agreement; and (d) any gross negligence or willful misconduct of ZipDoctor or its employees.

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8.3. In claiming any indemnification hereunder, the Party claiming indemnification (the “Claimant”) shall: (1) provide the other Party (the “Indemnifying Party”) with prompt written notice of any claim that the Claimant believes calls for indemnification under this Agreement; (2) grant the Indemnifying Party sole control of the defense and all related settlement negotiations, provided that no settlement will be entered into which requires any payment or expenditure by the Claimant of any amount without the Claimant’s consent, and (3) provide the Indemnifying Party with the assistance, information and authority necessary to perform the above. The Claimant may, at its option and expense, be represented by separate counsel in any such action.

9. Compliance with Laws. Murphy shall comply with all applicable laws, legislation, rules, regulations, and governmental requirements with respect to ZipDoctor Services and the License, including, but not limited to, import and export restrictions, obtaining any necessary consents and licenses, and registering or filing any documents. Murphy shall defend, indemnify, and hold ZipDoctor harmless from and against any and all claims, judgments, costs, awards, expenses (including reasonable attorney fees), and liability of any kind arising out of the noncompliance with applicable governmental regulations, statutes, decrees or other obligations with respect to the ZipDoctor Services.

10. Term of Agreement and Termination. The term of this Agreement shall be for one (1) year beginning on the Effective Date. Thereafter, this Agreement shall be automatically renewed for successive one-year terms, unless either Party gives the other Party written notice of termination at least 90 days prior to the end of the then current term (such initial term and all renewal terms, the “Term”). Such Term is subject to prior termination as provided below.

10.1. Breach. The Parties agree that any breach of one or more provisions of this Agreement (including, but not limited to any breach of the requirements of Murphy set forth in the Exhibits hereto and/or any failure of Murphy to timely pay any amount due hereunder) that threatens to, or causes the other Party substantial harm is a material breach. Furthermore, any breach of the confidentiality, non-disclosure, or non-competition provisions of Section 7 by either Party, or failure to make payments as outlined in Section 5, shall be considered material breaches. Furthermore, any conduct or negligence that adversely affects the business or good name of the other Party will be considered a material breach, unless the offending Party immediately ceases such activity and cures any damage resulting from such conduct or negligence within 30 days of written notice from the damaged Party.

10.2. Early Termination for Cause. In the event of an actual or perceived material breach of this Agreement by either Party, the termination provisions of this section will not trigger or be available to the non-breaching Party until the non-breaching Party has notified the breaching Party in writing of the alleged material breach, citing in reasonable detail the nature of the breach. If the offending Party agrees that they materially breached one or more provisions of this Agreement, then the offending Party shall then have thirty days to remedy such breach. If at the end of such thirty-day period, the breach has not been remedied, the Agreement may be terminated by the non-offending Party. However, if the Party accused of the material breach denies the breach in writing, or denies that it was material, and produces reasonable evidence to support the denial, then the offending Party may not terminate the Agreement, but must utilize the dispute resolution provisions in Section 17 hereof.

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10.3. Termination for Bankruptcy. Subject to applicable law, this Agreement may be terminated by either Party upon written notice (i) upon the other Party’s making an assignment for the benefit of creditors, or (ii) upon the other Party’s dissolution or ceasing to do business.

10.4. Termination Upon Mutual Consent. This Agreement may also be terminated at any time upon the mutual written consent of both Parties.

10.5. Duties Upon Termination. Upon termination of this Agreement, the following shall apply: Each Party shall return or destroy all originals and copies of any Confidential Information of the other Party regarding this project.

10.6. Force Majeure. A Party shall be excused from delays or failure to perform its duties (other than payment obligations) to the extent such delays or failures result from acts of nature, riots, war, acts of public enemies, fires, epidemics, or any other causes beyond its reasonable control. The Parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a substantial delay in the performance of this Agreement. Either Party may, in its discretion, terminate this Agreement if a delay in performance by the other Party exceeds or is reasonably expected to exceed six months.

10.7. Waiver. The waiver by either Party of any default, breach or obligation hereunder shall be ineffective unless in writing, and shall not constitute a waiver of any subsequent breach or default. No failure to exercise any right or power under this Agreement or to insist on strict compliance by the other Party shall constitute a waiver of the right in the future to exercise such right or power or to insist on strict compliance.

11. Limitation of Warranties, Liabilities & Risks.

11.1. LIMITATION OF WARRANTIES. ZIPDOCTOR MAKES NO WARRANTY, REPRESENTATION OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. ZIPDOCTOR DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

11.2. LIMITATION ON LIABILITY. BOTH PARTIES AGGREGATE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT (REGARDLESS OF THE FORM OF ACTION OR CLAIM - E.G. CONTRACT, WARRANTY, TORT, AND/OR OTHERWISE) WILL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE TOTAL OF THE FEES RECEIVED BY MURPHY FROM ZIPDOCTOR UNDER THIS AGREEMENT FOR THE PRIOR TWELVE (12) MONTHS. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.3. Allocation of Risk. This Agreement defines a mutually agreed-upon allocation of risk and the amounts payable to Murphy reflect such allocation of risk.

12. Disputes.

12.1. Arbitration. Any and all disputes, controversies, claims and differences arising out of, or relating to this Agreement, or any breach thereof, which cannot be settled through correspondence and mutual consultation of the Parties, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in effect on the date of this Agreement, by the arbitrators selected in accordance with this Agreement.

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12.2. Selection of Arbitrators. One arbitrator shall be appointed by the American Arbitration Association.

12.3. Location. Arbitration proceedings shall be held in Dallas, Texas, unless the parties mutually agree to a different location. The arbitrators shall allow the Parties sufficient time to conduct discovery. Discovery shall be in accordance with the Federal Rules of Evidence and discovery disputes shall be resolved by the arbitrators. The date(s) of the arbitration proceeding shall be mutually agreed upon by the Parties, but if no agreement can be had, then by the arbitrators. The decision of the arbitrator(s) on all discovery and issues before them shall be final and binding on the Parties, not subject to appeal, and shall deal with the questions of costs of the arbitration and all matters related thereto. Judgment upon the award or decision rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the award/decision and order of enforcement thereof, as the case may be.

12.4. Governing Law. This Agreement shall be subject to the laws of the state of Texas.

13. Mutual Representations, Covenants, and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties to this Agreement, represents, covenants, and warrants that:

13.1. Each Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid, and binding obligation of each Party enforceable against each other Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general equitable principles;

13.2. The execution and delivery by each Party and the consummation of the transactions contemplated by this Agreement do not and shall not, by the lapse of time, the giving of notice, or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, or any writ, injunction, order, judgment, or decree of any governmental authority, or any agreement, contract, or understanding to which the party or its assets are bound or affected; and

13.3. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of the entity and has been duly and properly authorized to sign this Agreement on behalf of the entity.

14. Remedies. Each Party shall be entitled to all remedies at law or in equity in enforcing a default or breach under this Agreement. The prevailing Party in any action under this Agreement shall be entitled to recover its costs, including reasonable attorneys’ fees, incurred in enforcing this Agreement. Each Party acknowledges that any breach by the other of any of the provisions contained in this Agreement, and more particularly a breach, or threatened breach, of the confidentiality and non-compete provisions, will give rise to irreparable injury to such non-breaching Party inadequately compensable in monetary damages alone. Accordingly, each Party stipulates and agrees that any Party may seek and obtain preliminary and permanent injunctive relief against the breach, or threatened breach, of said provisions without the necessity of posting bond. Such relief will be in addition to any other legal or equitable remedies which may be available to such Party.

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15. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 15, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 15, but which acknowledgement of acceptance shall also include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

16. Publicity. ZipDoctor shall have the sole right to publicly disclose this Agreement and the terms hereof. No public disclosure hereof shall be made by Murphy without the prior written consent of ZipDoctor.

17. Independent Contractor. The Parties to this Agreement are independent contractors and there is no relationship of agency, partnership, joint venture, employment or franchise between the Parties. Neither Party has the authority to bind the other, or to incur any obligation on the other’s behalf.

18. Headings. The section headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner.

20. Entire Agreement. This Agreement and the schedules and exhibits set forth hereto, which are integral parts of this Agreement, set forth the entire agreement between the Parties on this subject and supersedes all prior negotiations, understandings and agreements between the Parties concerning the subject matter. No amendment or modification of this Agreement shall be made unless agreed to in writing and signed by both Parties.

21. Joint Representations. Each of the Parties represents to the other that, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

22. Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

“ZipDoctor”

ZipDoctor, Inc.

Jacob Cohen
Chief Executive Officer

Address for Notice:

7950 Legacy Drive, Suite 400

Plano, TX 75024

Attn: Jacob Cohen

Email: Jacob@amihcorp.com

“Murphy”

Murphy RX, LLC

Austin Howard
Member

Address for Notice:

709 Business Way

Wylie, TX 75098

Attn: Austin Howard

Email: Admin@Murphy-RX.com

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